POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of
XTENT, Inc. (the "Company"), hereby constitutes and
appoints Christine Steele and Tim Kahlenberg, and each of
them, the undersigned's true and lawful attorney-in-fact
to:
1.	complete and execute Forms 3, 4 and 5 and other
forms and all amendments thereto as such
attorney-in-fact shall in his or her discretion
determine to be required or advisable pursuant
to Section 16 of the Securities Exchange Act of
1934 (as amended) and the rules and regulations
promulgated thereunder, or any successor laws
and regulations, as a consequence of the
undersigned's ownership, acquisition or
disposition of securities of the Company; and
2.	do all acts necessary in order to file such
forms with the Securities and Exchange
Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.
      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of January, 2007.


Signature: /s/
Philippe Marco
Print Name: Philippe
Marco